Exhibit 10-A














                         GENERAL PUBLIC UTILITIES CORPORATION
                     RESTRICTED STOCK PLAN FOR OUTSIDE DIRECTORS










                     AS AMENDED AND RESTATED AS OF JUNE 2, 1994





                         GENERAL PUBLIC UTILITIES CORPORATION
                     RESTRICTED STOCK PLAN FOR OUTSIDE DIRECTORS


          1. Purpose. The purpose of this restricted Stock Plan for Outside Directors (the "Plan") is to enable General Public Utilities Corporation ("GPU") to attract and retain persons of outstanding competence to serve on its Board of Directors by paying such persons a portion of their compensation in GPU Common Stock pursuant to the terms hereof.

          2.   Definitions.

               (a) The term "Change in Control" shall have the same meaning as assigned to such term under the definition of such term contained in Section 7(c) of the 1990 Stock Plan for Employees of General Public Utilities Corporation and Subsidiaries.

               (b) The term "Outside Director" or "Participant" means a member of the Board of Directors of GPU who is not an employee (within the meaning of the Employee Retirement Income Security Act of 1974) of GPU or any of its Subsidiaries. A director of GPU who is also an employee of GPU or any of its Subsidiaries shall become eligible to participate in this Plan and shall be entitled to receive an award of restricted stock upon the termination of such employment.

               (c) The term "Subsidiary" means any corporation 50% or more of the outstanding Common Stock of which is owned, directly or indirectly, by GPU.

               (d)  The term "Service" shall mean service as an Outside
          Director.

          3. Eligibility. All Outside Directors of GPU shall receive stock awards hereunder.

          4.   Stock Awards.

               (a) A total of 33,000(1) shares of GPU Common Stock shall be available for awards under the Plan. Such shares shall be either previously unissued shares or reacquired shares. Any restricted shares awarded under this Plan with respect to which the restrictions do not lapse and which are forfeited as provided herein shall again be available for other awards under the plan.





          (1) Initially, 20,000 shares were authorized to be issued under the Plan. On May 29, 1991, GPU effected a two-for-one stock split by way of a stock dividend, leaving 33,000 shares available for issuance under the Plan on and after July 1, 1991 after giving effect to shares previously awarded.






               (b) Each Outside Director shall receive an annual award of 300 shares of GPU Common Stock with respect to each calendar year or portion thereof, during which he or she serves as an Outside Director, beginning with the calendar year 1993. Awards shall be made in January of each year. However, for the calendar year in which an Outside Director commences Service, the award of shares to such Outside Director for such year shall be made in the month in which his or her Service commences, if his or her Service commences after January 31 of such year. All awards of shares made hereunder shall be subject to the restrictions set forth in Section 5.

               (c) Subject to the provisions of Section 5, certificates representing shares of GPU Common Stock awarded hereunder shall be issued in the name of the respective Participants. During the period of time such shares are subject to the restrictions set forth in Section 5, such certificates shall be endorsed with a legend to that effect, and shall be held by GPU or an agent therefor. The Participant shall, nevertheless, have all the other rights of a shareholder, including the right to vote and the right to receive all cash dividends paid with respect to such shares.

          Subject to the requirements of applicable law, certificates representing such shares shall be delivered to the Participant within 30 days after the lapse of the restrictions to which they are subject.

               (d) If as a result of a stock dividend, stock split, recapitalization (or other adjustment in the stated capital of GPU), or as the result of a merger, consolidation, or other reorganization, the common shares of GPU are increased, reduced, or otherwise changed, the number of shares available and to be awarded hereunder shall be appropriately adjusted, and if by virtue thereof a Participant shall be entitled to new or additional or different shares, such shares to which the Participant shall be entitled shall be subject to the terms, conditions, and restrictions herein contained relating to the original shares. In the event that warrants or rights are awarded with respect to shares awarded hereunder, and the recipient exercises such rights or warrants, the shares or securities issuable upon such exercise shall be likewise subject to the terms, conditions, and restrictions herein contained relating to the original shares.

          5.   Restrictions.

               (a) Shares are awarded to a Participant on the condition that he or she serves or has served as an Outside Director until:

                         (i)    the Participant's death or disability, or





                         (ii) the Participant's failure to stand for re-election at the end of the term during which the Participant reaches age 70; or

                         (iii) the Participant's resignation or failure to stand for re-election prior to the end of the term during which the Participant reaches age 70 with the consent of the Board, i.e., approval thereof by a least 80% of the directors voting thereon, with the affected director abstaining; or

                         (iv) the Participant's failure to be re-elected after being duly nominated.


          Termination of Service of a Participant for any other reason, including, without limitation, any involuntary termination effected by Board action, shall result in forfeiture of all shares awarded. Notwithstanding the foregoing, upon the occurrence of a Change in Control, the restrictions set forth in
          Section 5(b) hereof to which any shares awarded to a Participant are then still subject shall lapse, and the termination of the Participant's Service for any reason at any time after the occurrence of such Change in Control shall not result in the forfeiture of any such shares.

               (b) Shares awarded hereunder may not be sold, exchanged, transferred, pledged, hypothecated, or otherwise disposed of (herein, "Transferred") other than to GPU pursuant to Section 5(a) during the period commencing on the date of the award of such shares and ending on the date of termination of the Outside Director's Service; provided, however, that in no event may any shares awarded hereunder be Transferred for a period of six months following the date of the award thereof, except in the case of the recipient's death or disability, other than to GPU pursuant to Section 5(a) hereof.

               (c) Each Participant shall represent and warrant to and agree with GPU that he or she (i) takes any shares awarded under the Plan for investment only and not for purposes of sale or other disposition and will also take for investment only and not for purposes of sale or other disposition any rights, warrants, shares, or securities which may be issued on account of ownership of such shares, and (ii) will not sell or transfer any shares awarded or any shares received upon exercise of any such rights or warrants except in accordance with
                    (A) an opinion of counsel for GPU (or other counsel acceptable to GPU) that such shares,s rights, warrants, or other securities may be disposed of without registration under the Securities Act of 1933, or (B) an applicable "no action" letter issued by the Staff of the Commission.





          6. Administrative Committee. An Administrative Committee (the "Committee") shall have full power and authority to construe and administer the Plan. Any action taken under the provisions of the Plan by the Committee arising out of or in connection with the administration, construction, or effect of the Plan or any rules adopted thereunder shall, in each case, lie within the discretion of the Committee and shall be conclusive and binding under GPU and upon all Participants, and all persons claiming under or through any of them. Notwithstanding the foregoing, any determination made by the Committee after the occurrence of a Change in Control that denies in whole or in part any claim made by any individual for benefits under the Plan shall be subject to judicial review, under a "de novo", rather than a deferential, standard. The Committee shall have as members the Chief Executive Officer of GPU and two officers of GPU or its Subsidiaries designated by the Chief Executive Officer. In the absence of such designation, the other members of the Committee shall be the Chief Financial Officer and the Secretary of GPU.

          7. Approval: Effective Date. The Plan is subject to the approval of a majority of the holders of GPU's Common Stock present and entitled to vote at a meeting of shareholders, and of the Securities and Exchange Commission under the Public Utility Holding Company Act of 1935. The Plan shall be effective
          January 1, 1989.

          8. Amendment. The Plan may be amended or repealed by the Board of Directors of GPU, provided that if any such amendment requires shareholder approval to meet the requirements of the then applicable rules under Section 16(b) of the Securities Exchange act of 1934, such amendment shall require the approval of a majority of the holders of GPU's Common Stock present and entitled to vote at a meeting of shareholders, and provided that such action shall not adversely affect any Participant's rights under the Plan with respect to awards which were made prior to such action. Notwithstanding the foregoing, Section 4(b) of the Plan may not be amended more often than once every six months other than to comport with changes in the Internal Revenue Code or the Employee Retirement Income Security Act, or the rules thereunder.